EXHIBIT 10.M

JOHNSON CONTROLS, INC.
DIRECTOR SHARE UNIT PLAN

ARTICLE 1.
PURPOSE AND DURATION

Section 1.1. Purpose. The purpose of the Johnson Controls, Inc. Director Share Unit Plan is to advance the Company’s growth and success, and to advance the interests of its shareholders, by attracting and retaining well-qualified Outside Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum effort for the long-term success of the Company’s business, thereby aligning their interests more closely with the interests of shareholders.

Section 1.2. Duration. The Plan was originally effective on November 18, 1998. The Plan was most recently amended and restated effective October 1, 2003. The provisions of the Plan as amended and restated apply to each individual with an interest hereunder on or after October 1, 2003; provided that no amendment hereto shall adversely affect the right of any Participant with respect to an election in effect prior to October 1, 2003.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Section 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) “Administrator” means the Employee Benefits Policy Committee of the Company.

     (b) “Beneficiary” means the person or persons entitled to receive the interest of a Participant in the event of the Participant’s death as provided in Article 7.

     (c) “Board” means the Board of Directors of the Company.

     (d) “Committee” means the Corporate Governance Committee of the Board; provided, however, that if the Corporate Governance Committee does not include two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, then the term “Committee” means such other committee appointed by the Board consisting of two or more “non-employee directors.”

     (e) “Company” means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 14.

     (f) “Exchange Act” means the Securities Exchange Act of 1934, as interpreted by regulations and rules issued pursuant thereto, all as amended and in effect from time to time.

Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

     (g) “Fair Market Value” means with respect to a Share, except as otherwise provided herein, the closing sales price of a Share on the New York Stock Exchange as of 4:00 p.m. EST on the date in question (or the immediately preceding trading day, if the date in question is not a trading day), and with respect to any other property, such value as is determined by the Administrator.

     (h) “Outside Director” means a member of the Company’s Board who is not an officer or employee of the Company or a subsidiary.

     (i) “Participant” means each Outside Director who has a Retirement Account under the Plan. Where the context so requires, a Participant also means a former director who is entitled to a benefit hereunder.

     (j) “Plan” means the arrangement described herein, as from time to time amended and in effect.

     (k) “Retirement Account” means the record keeping account maintained to record the interest of each Participant under the Plan. A Retirement Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant’s behalf, and may consist of such subaccounts or balances as the Administrator may determine to be necessary or appropriate.

     (l) “Share” means a share of the Company’s common stock, $0.16 par value.

     (m) “Share Units” means the hypothetical Shares that are credited to the Participant’s Retirement Account in accordance with Article 5.

     (n) “Total and Permanent Disability” means the Participant’s inability to perform the material duties of a Board member as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Administrator. The Administrator may require the Participant to submit such medical evidence or to undergo a medical examination by a doctor selected by the Administrator as the Administrator determines is necessary in order to make a determination hereunder.

     (o) “Valuation Date” means each day when the United States financial markets are open for business, as of which the Administrator will determine the value of each Retirement Account.

Section 2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the

Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

ARTICLE 3.
ADMINISTRATION

Section 3.1. General. The Committee shall have overall authority with respect to administration of the Plan; provided that the Administrator shall have responsibility for the general operation and daily administration of the Plan as specified herein. If at any time the Committee shall not be in existence or not be composed of members of the Board who qualify as “non-employee directors”, then the Board shall administer the Plan (with the assistance of the Administrator) and all references herein to the Committee shall be deemed to include the Board.

Section 3.2. Authority. In addition to the authority specifically provided herein, the Committee and the Administrator shall have full power and discretionary authority to take any action or make any determination it deems necessary for the proper administration of its respective duties under the Plan, including but not limited to the power and authority to: (a) interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the Plan’s terms; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan’s administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan’s administration. Any action taken by the Committee shall be controlling over any contrary action of the Administrator. The Committee or Administrator may delegate its ministerial duties to a third party and to the extent of such delegation, references to the Committee or Administrator herein shall mean such delegee.

Section 3.3. Decision Binding. The Committee’s and the Administrator’s determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan, and such determinations and decisions shall not be reviewable.

Section 3.4. Procedures for Administration. The Committee’s determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by the members of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. The Administrator’s determinations shall be made in accordance with such procedures it establishes.

Section 3.5. Indemnification. Neither the Committee, nor the Administrator, nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith and the members of the Committee and the Administrator shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability insurance that may be in effect from time to time.

Section 3.6. Restrictions to Comply with Applicable Law. Notwithstanding any other provision of the Plan to the contrary, the Company shall have no liability to make any payment unless such payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. In addition, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. The Committee and the Administrator shall administer the Plan so that transactions under the Plan will be exempt from or comply with Section 16 of the Exchange Act, and shall have the right to restrict or rescind any transaction, or impose other rules and requirements, to the extent it deems necessary or desirable for such exemption or compliance to be met.

ARTICLE 4.
RETIREMENT ACCOUNTS

Section 4.1. Establishment of Retirement Account. Each Outside Director shall have a Retirement Account established under this Plan on his behalf. A Participant’s Retirement Account shall be credited with “Share Units” and otherwise subject to adjustment as follows:

     (a) Conversion of Accrued Benefits. For each Outside Director of the Company as of December 1, 1998, the Administrator shall calculate the value of such Outside Director’s accrued benefits under the Company’s Director Retirement Plan as of September 30, 1998. Each such Outside Director’s Retirement Account shall be credited with a number of Share Units equal to the result obtained by (i) dividing (A) the value of such Outside Director’s accrued benefits under the Company’s Director Retirement Plan as of September 30, 1998 by (B) the Fair Market Value of a Share as of the first trading day in December 1998 and (ii) rounding the quotient to two decimal places.

     (b) Annual Credit of Share Units. On the date of each regular meeting of the Board held in November, the Retirement Account of each Participant who is then an Outside Director shall be credited with a number of additional Share Units equal to the result obtained by (i) dividing (A) $25,000 by (B) the Fair Market Value of a Share on such date and (ii) rounding the quotient to three decimal places (the “Annual Credit”).

Section 4.2. Interim Election. Any Outside Director whose election to the Board is first effective at any time other than the regular meeting of the Board held in November shall have credited to his or her Retirement Account a proportionate share of the Annual Credit at the time of effectiveness of his election. Such credit shall be based on the Fair Market Value of a Share on the date on which his election is effective.

Section 4.3. Dividends. Whenever the Company declares a dividend on its Shares, in cash or in property, at a time when Participants have Share Units credited to their Retirement Accounts, a dividend award shall be made to all such Participants as of the date of payment of the dividend. The dividend award for a Participant shall be determined by multiplying the Share Units credited to the Participant’s Account as of the date the dividend is declared by the amount or Fair Market Value of the dividend paid or distributed on one Share. The dividend award shall be credited to the Participant’s Retirement Account by converting such award into Share Units by (a) dividing the amount of the dividend award by the Fair Market Value of a Share on the date the dividend is paid, and (b) rounding such quotient to three decimal places. Any other provision of this Plan to the contrary notwithstanding, if a dividend is declared on Shares in the form of a right or rights to purchase shares of capital stock of the Company or of any entity acquiring the Company, such dividend award shall not be credited to the Participant’s Retirement Account, but each Share Unit credited to a Participant’s Retirement Account at the time such dividend is paid, and each Share Unit thereafter credited to the Participant’s Retirement Account at a time when such rights are attached to Shares, shall thereafter be valued as of any point in time on the basis of the aggregate of the then Fair Market Value of one Share plus the then Fair Market Value of such right or rights then or previously attached to one Share.

ARTICLE 5.
RULES WITH RESPECT TO SHARE UNITS

Section 5.1. Transactions Affecting Common Stock. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure of the Company affecting Shares, the Administrator may make appropriate equitable adjustments with respect to the Share Units credited to the Retirement Account of each Participant, including without limitation, adjusting the date as of which such units are valued and/or distributed, as the Administrator determines is necessary or desirable to prevent the dilution or enlargement of the benefits intended to be provided under the Plan.

Section 5.2. No Shareholder Rights With Respect to Share Units. Participants shall have no rights as a stockholder pertaining to Share Units credited to their Retirement Accounts.

ARTICLE 6.
PAYMENT

Section 6.1. Distributions. A Participant’s Retirement Account shall become payable after the earliest to occur of (a) the retirement date selected by the Participant, (b) the Participant’s death, (c) the Participant’s Total and Permanent Disability, or (d) any other event whereby the Participant ceases to serve on the Board (the earliest such date, the “Payout Date”).

Section 6.2. Election of Form of Distribution. A Participant, at the time he commences participation in the Plan, shall make a distribution election with respect to his Retirement Account in such form and manner and within such time periods as the Administrator may prescribe. The election shall specify whether distributions shall be made in a single lump sum or annual installments of from two (2) to ten (10) years. A distribution election shall be effective only when it is received and approved by the Administrator, and shall remain in effect until modified by the Participant. A Participant may from time to time modify his distribution election by completing a revised distribution election in such form and manner and within such time periods as the Administrator may prescribe. The Administrator may refuse to honor a distribution election that is not completed in the manner and in such time as is prescribed by the Administrator. If no valid election is in effect, distributions shall be made in ten (10) annual installments.

Section 6.3. Manner of Distribution. A Participant’s Retirement Account shall be paid or begin to be paid in cash as follows:

     (a) If payment is to be made in a lump sum, payment shall be made in the first calendar quarter of the year following the year in which the Payout Date occurs (or on such earlier date after the Payout Date as is approved by the Committee), and shall be in an amount equal to the balance of the Participant’s Retirement Account as of the Valuation Date immediately preceding the distribution date.

     (b) If payment is to be made in annual installments, the first annual payment shall be made in the first calendar quarter of the year following the year in which the Payout Date occurs (or on such earlier date after the Payout Date as is approved by the Committee), and shall be in an amount equal to the value of 1/10th (or 1/9th, 1/8th, 1/7th, etc. depending on the number of installments elected) of the balance of the Participant’s Retirement Account as of the Valuation Date immediately preceding the distribution date. A second annual payment shall be made in the first calendar quarter of the second year after the year in which the Payout Date occurs (or on such earlier date as is approved by the Committee), and shall be in an amount equal to the value of 1/9th (or 1/8th, 1/7th, 1/6th, etc. depending on the number of installments elected) of the balance of the Participant’s Retirement Account as of the Valuation Date immediately preceding the distribution date. Each succeeding installment payment (if any) shall be determined in a similar manner, until the final installment which shall equal the then remaining balance of such account as of the Valuation Date immediately preceding the final distribution date. Notwithstanding the foregoing provisions, if the balance of a Participant’s Retirement Account at any time is less than $50,000 during the payout period, the remaining balance shall immediately be paid in the form of a lump sum.

     (c) Notwithstanding the foregoing, if the distribution under this Section 6.3 is made within six (6) months after the Participant ceases to be subject to Section 16(b) of the Exchange Act, then the distribution shall be delayed until the date that is six (6) months plus one day after the date such Participant ceases to be subject to Section 16(b), unless the distribution is approved in advance by the Committee or the distribution will not result in any liability to the Participant under Section 16(b).

Section 6.4. Distribution in Event of Financial Emergency. If requested by a Participant while a director of the Company or a subsidiary and if the Administrator determines that a financial emergency has occurred in the financial affairs of the Participant, all or part of the Participant’s Retirement Account may be paid out to the Participant at the sole discretion of the Administrator in a cash lump sum or in such installment payments as the Administrator may specify. The amount to be distributed to the Participant shall only be such amount as is needed to alleviate the Participant’s financial hardship.

ARTICLE 7.
BENEFICIARY

          Each Participant may designate a beneficiary in such form and manner and within such time periods as the Administrator may prescribe. In the event of the Participant’s death prior to receiving payment of his entire Retirement Account due hereunder, the balance remaining in such Retirement Account shall be paid to the Participant’s Beneficiary in a lump sum, unless the Committee determines that payments may continue to be made in accordance with the distribution election in effect at the time of the Participant’s death. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation shall revoke the most recent designation, and the last designation received by the Company (or its delegee) while the Participant was alive shall be given effect. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distribution payable after the Participant’s death, and any distributions remaining upon the Beneficiary’s death shall be made to the Beneficiary’s estate. In the event there is no valid beneficiary designation in effect at the time of the Participant’s death, in the event the Beneficiary does not survive the Participant, or in the event that the beneficiary designation provides that the Beneficiary must be living at the time of each distribution and such designated Beneficiary does not survive to a distribution date, the Participant’s estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a Beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse; provided the Administrator has notice of such divorce or legal separation prior to payment.

ARTICLE 8.
TERMS AND CONDITIONS

Section 8.1. No Funding. No stock, cash or other property will be deliverable to a Participant or his or her Beneficiary in respect of the Participant’s Retirement Account until the date or dates identified pursuant to Article 6 or Article 7, and all Retirement Accounts shall be reflected in one or more unfunded accounts established for the Participant by the Company. Payment of the Company’s obligation will be from general funds, and no special assets (stock, cash or otherwise) have been or will be set aside as security for this obligation, unless otherwise provided by the Administrator.

Section 8.2. No Transfers. Except as permitted by Article 7, a Participant’s rights to payments under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance by a Participant or his Beneficiary, or garnishment by a Participant’s creditors or the creditors of his or her beneficiaries, whether by operation of law or otherwise, and any attempted sale, transfer, assignment, pledge, or encumbrance with respect to such payment shall be null and void, and shall be without legal effect and shall not be recognized by the Company.

Section 8.3. Unsecured Creditor. The right of a Participant or Beneficiary to receive payments under this Plan is that of a general, unsecured creditor of the Company, and the obligation of the Company to make payments constitutes a mere promise by the Company to pay such benefits in the future. Further, the arrangements contemplated by this Plan are intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

Section 8.4. Retention as Director. Nothing contained in the Plan shall interfere with or limit in any way the right of the shareholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue in the service of Company as a Director.

ARTICLE 9.
TERMINATION AND AMENDMENT OF PLAN

Section 9.1. General. The Board may at any time amend or terminate the Plan; provided, however, that (a) the Board may not amend the Plan more than once every six months, other than amendments the Board deems necessary or advisable to assure the conformity of the Plan with any requirements of state and federal law or regulations now or hereafter in effect, and (b) except as provided in Section 9.2, no amendment shall affect adversely any of the rights of any Outside Director, without such Outside Director’s consent, under any election theretofore in effect under the Plan. In addition, the Administrator may at any time amend the Plan to make administrative changes and changes necessary to comply with applicable law.

Section 9.2. Termination; Change of Control. Notwithstanding the foregoing, the Board may make the following amendments to the Plan without the consent of any individual with an interest herein:

     (a) In the event of the Plan’s termination, the Board may provide that all amounts accrued to the date of termination be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Board.

     (b) The Board may amend the provisions of Article 11 prior to the effective date of a Change of Control.

ARTICLE 10.
WITHHOLDING

          The Company shall have the right to deduct from all amounts deferred pursuant to this Plan and/or payments made under the Plan any foreign, Federal, state, or local income taxes required to be withheld with respect to such compensation.

ARTICLE 11.
CHANGE OF CONTROL

Section 11.1. Acceleration of Payment. Anything in this Plan to the contrary notwithstanding, each Participant’s Retirement Account shall be paid in cash in a lump sum within 30 days following the occurrence of a Change of Control. The amount of the cash payment shall be determined by multiplying the number of Share Units in the Retirement Account by the Fair Market Value of a Share as of the most recent Valuation Date preceding the occurrence of the Change of Control.

Section 11.2. Definition of a Change of Control. A “Change of Control” means any of the following events:

     (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:

(1) The then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”);

     provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

     (b) Individuals who, as of May 24, 1989, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

     (c) Consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

     (d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

ARTICLE 12.
OFFSET

          The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant’s death).

ARTICLE 13.
SUCCESSORS

          All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. This Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.

ARTICLE 14.
DISPUTE RESOLUTION

Section 14.1. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 14.2 hereof.

Section 14.2. Arbitration.

     (a) Application. Notwithstanding anything to the contrary herein, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim, such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     (b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel
Johnson Controls, Inc.
5757 North Green Bay Avenue
P.O. Box 591
Milwaukee, WI 53201-0591

     The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

     (c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company’s personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company complaint resolution procedure has been completed.

     (d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

     (e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

     (f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

     (g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.